Exhibit 10.4
BOARD DESIGNATION AGREEMENT
This Board Designation Agreement (this “Agreement”) is made as of February 10, 2025, by and between SelectQuote, Inc. (the “Company”) and BCIS Monarch Investor, L.P. (“Bain”).
Reference is hereby made to that certain Senior Preferred Stock Purchase Agreement, dated as of the date hereof by and between the Company and NL Monarch Holdings II LLC (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. To induce the Purchasers to execute the Purchase Agreement and purchase the Preferred Shares identified in the Purchase Agreement, the Company (a) will appoint Christopher Wolfe to be a Class I Director as of the Closing Date and upon receipt of the Purchase Price and (b) agreed to execute this Agreement to cause a nominee selected by Bain, subject to receipt of the Purchase Price, to be nominated for election to the Company’s Board of Directors (the “Board”).
Accordingly, the Company and Bain hereby agree as follows:
1.For so long as Bain and its Affiliates (including, for the avoidance of doubt, NL Monarch Holdings II LLC) continue to beneficially own (directly or indirectly) more than forty percent (40%) any of the Preferred Shares that Bain and its Affiliates, collectively, beneficially own (directly or indirectly) as of the Closing Date, the Company shall: (a) nominate Christopher Wolfe (or, if requested by Bain in writing at any time, a different individual to the extent such person is reasonably acceptable to the Company’s Nominating and Corporate Governance Committee) (the “Bain Preferred Director”) at each annual meeting of the Company’s stockholders at which the Class I Directors stand for election; (b) provided that such person is elected and meets the applicable membership requirements of the Securities and Exchange Commission and the market on which the Company’s Common Stock is then listed, appoint such Bain Preferred Director to all committees of the Board; and (c) execute and deliver to each such person that is elected as a Director the Company’s standard Director Indemnification Agreement.
2.So long as Bain is entitled to designate a director to the Board, the Company shall maintain directors’ and officers’ liability insurance providing coverage in such amounts as are determined by the Board and such insurance shall include coverage for all directors of the Company, including any director designated by Bain.
3.In connection with the nomination of the Bain Preferred Director to the Board the Bain Preferred Director will provide to the Company (a) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to his or her nomination or election as a director of the Company and (b) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to his or her nomination or election as a director of the Company.

4.The Company reserves the right to withhold any information and to exclude the Observer from any portion of a meeting the Board, if such access to a meeting of the Board, or access to such information, would, based on advice of outside counsel to the Company, adversely affect the attorney-client privilege of the Board.
5.This Agreement and the obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company and Bain. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, and any assignment without such consent shall be null and void.
6.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
*** SIGNATURE PAGE FOLLOWS ***

IN WITNESS WHEREOF, the parties hereto have caused this Board Designation Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
SELECTQUOTE, INC.
By: /s/ Ryan Clement
Name: Ryan Clement
Title: Chief Financial Officer

[Signature Page to Board Designation Agreement]

BCIS MONARCH INVESTOR, L.P.
By:    BCIS Monarch GP, LLC
Its:    General Partner
By:    Bain Capital Insurance Fund, L.P.
Its:    Member
By:    Bain Capital Insurance Fund General Partner, LLC
Its:    General Partner
By:    BCIS Investors, LLC
Its:    Managing Member
By: /s/ Matthew Popoli___________________
Name: Matthew Popoli
Title: Authorized Signatory

[Signature Page to Board Designation Agreement]